U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 22, 2003

eSpeed, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware	0-28191	13-4063515
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
135 East 57th Street, New York, New York		10022
(Address of Principal Executive Offices)		(Zip Code)
(212) 938-5000
(Registrant's Telephone Number, Including Area Code)
Not applicable
(Former Name or Address, if Changed Since Last Report)

ITEM 5.    OTHER EVENTS

On December 22, 2003, eSpeed, Inc. issued a press release announcing a settlement agreement with the New York Mercantile Exchange (NYMEX). A copy of this press release is attached hereto as Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

eSpeed, Inc.
Date: December 22, 2003	By: /s/ Howard W. Lutnick Howard W. Lutnick Chairman, Chief Executive Officer and President

EXHIBIT INDEX

Exhibit
99.1	Press release of eSpeed, Inc. dated December 22, 2003

EXHIBIT 99.1

eSpeed and New York Mercantile Exchange Reach Settlement
Agreement on Wagner Patent

eSpeed To Receive $8 Million From NYMEX For Use Of Patent Related To Electronic
Futures Trading

NEW YORK – December 22, 2003 – eSpeed, Inc. (Nasdaq: ESPD), the leading developer of electronic marketplaces and trading technology, today announced a settlement with the New York Mercantile Exchange (NYMEX) regarding eSpeed's "Wagner Patent" (United States Patent No. 4,903,201). The patent involves automated futures trading systems in which transactions are completed by a computerized matching of bids and offers of futures contracts on an electronic platform.

In general under the settlement, in exchange for the grant of a license, NYMEX agrees to pay eSpeed $8 million over three years, starting with a payment of $2 million in the 4th quarter 2003, and $2 million payable per year thereafter until 2006. Pursuant to eSpeed's agreement with the ETS Group, the former owner of the Wagner Patent, eSpeed will pay ETS a small percentage of these payments. eSpeed will account for related revenues under Software Solutions and Licensing Fees with Unrelated Parties ratably over the remaining life of the patent, which is approximately three years.

"Today's settlement reaffirms the value of eSpeed's intellectual property portfolio, and our commitment to leveraging our patents to recognize growth," said Howard Lutnick, Chairman, Chief Executive Officer and President of eSpeed. "We anticipate many more opportunities to use eSpeed's leadership and expertise in the field of trading technology and marketplace intellectual property to further eSpeed's business and earnings."

To date, licensing agreements involving the Wagner Patent, including the NYMEX agreement, have resulted in $48 million in scheduled payments to eSpeed through 2007. These include previously announced licensing agreements with The Chicago Board of Trade (CBOT), The Chicago Mercantile Exchange (CME) and IntercontinentalExchange (ICE).

About eSpeed, Inc.

eSpeed Inc., a subsidiary of Cantor Fitzgerald, is the leader in developing and deploying electronic marketplaces and related trading technology that offers traders access to the most liquid, efficient and neutral financial markets in the world. eSpeed operates multiple buyer, multiple seller real-time electronic marketplaces for the global capital markets, including the world's largest government bond markets and other fixed income and equities marketplaces. eSpeed's suite of marketplace tools provides end-to-end transaction solutions for the purchase and sale of financial and non-financial products over eSpeed's global private network or via the Internet. eSpeed's neutral platform, reliable network, straight-through processing and superior products make it the trusted source for electronic trading at the world's largest trading firms, major exchanges and leading natural gas and electricity trading firms. To learn more, please visit www.espeed.com.

Statements contained in this Press Release, which are not historical facts, are forward-looking statements, as the term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to: the effects of the attacks on the World Trade Center, market volatility, the limited operating history of eSpeed, Inc., and its ability to enter into marketing and strategic alliances, to effectively manage its growth, to expand the use of its electronic systems and to induce clients to use its marketplaces and services, and other factors that are discussed in eSpeed's Annual Report on Form 10-K, filed with the Securities and Exchange Commission.

Investor Relations Contact:

Maureen Murphy
212.610.2430
mmurphy@espeed.com

Media Relations Contact:

Tom Ryan
212.610.2425
tryan@espeed.com

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